Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PARKER CLAY GLOBAL, INC.", CHANGING ITS NAME FROM "PARKER CLAY GLOBAL, INC." TO "PARKER CLAY GLOBAL, PBC", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 2020, AT 2:28 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7848422 8100
SR# 20202067974

Authentication: 202569087
Date: 03-12-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:28 PM 03/11/2020
FILED 02:28 PM 03/11/2020
SR 20202067974 - File Number 7848422

PARKER CLAY GLOBAL, PBC,
a public benefit corporation

CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the public benefit corporation is Parker Clay Global, PBC (the "***Corporation***").

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at that address is Incorporating Services, Ltd.

ARTICLE III: PURPOSE

The Corporation is a public benefit corporation organized under the General Corporation Law and the Corporation has elected to be subject to Section 361 of the General Corporation Law. The Corporation shall have a public benefit purpose of producing a material positive impact on environmental challenges and charitable causes, taken as a whole, assessed against a third-party standard, from the business and operations of a public benefit corporation, as required under Section 362 of the General Corporation Law. This impact shall be assessed by evaluating the business and operations of the Corporation as a whole.

ARTICLE IV: AUTHORIZED STOCK

The total number of shares of stock which the Corporation has authority to issue is Ten Million (10,000,000) shares, all of which shall be Common Stock, $0.00001 par value per share.

ARTICLE V: AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VI: VOTE BY BALLOT

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII: DIRECTOR LIABILITY

1. **Limitation of Liability.** To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a

director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX: INCORPORATOR

The name and mailing address of the incorporator is Josh Geffon, c/o Fenwick & West LLP, 228 Santa Monica Blvd #300, Santa Monica, CA 90401.

The undersigned incorporator hereby acknowledges that the foregoing certificate is the act and deed of the undersigned and that the facts stated herein are true.

Dated: March 11, 2020

/s/Josh Geffon

Josh Geffon, Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PARKER CLAY GLOBAL, PBC", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 2022, AT 3:14 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7848422 8100
SR# 20223289766

Authentication: 204207921
Date: 08-19-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 08/17/2022
FILED 03:14 PM 08/17/2022
SR 20223289766 - File Number 7848422

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

PARKER CLAY GLOBAL, PBC

A Public Benefit Corporation

PARKER CLAY GLOBAL, PBC, a public benefit corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "***Corporation***"),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors (the "***Board***") of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED: That the Corporation's Certificate of Incorporation be amended by deleting Article IV in its entirety and replacing it with the following:

"ARTICLE IV: AUTHORIZED STOCK

4.1. Total Authorized.

4.1.1 The total number of shares of all classes of capital stock that the corporation has authority to issue is 200,000,000 shares, consisting of: 100,000,000 shares of Class A Common Stock, $0.00001 par value per share (the "***Class A Common Stock***"), 59,000,000 shares of Class B Common Stock, $0.00001 par value per share (the "***Class B Common Stock***" and together with the Class A Common Stock, the "***Common Stock***") and 41,000,000 shares of Preferred Stock, $0.00001 par value per share (the "***Preferred Stock***"). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the "***General Corporation Law***").

4.1.2 Upon the effective time (the "***Effective Time***") of the filing of this Certificate of Amendment, each one (1) share of the Common Stock that is issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time (which shall include each fractional interest in Common Stock in excess of one (1) share held by any stockholder), is and shall be subdivided and reclassified into ten (10) fully paid, nonassessable shares of Class A Common Stock (or, with respect to such

fractional interests, such lesser number of shares as may be applicable based upon such ten-for-one (10-for-1) ratio) (the "***Forward Stock Split***"). Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("***Old Certificates***") shall thereafter represent that number of shares of Class A Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided and reclassified. The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Forward Stock Split.

4.2. Designation of Preferred Stock.

4.2.1 The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware ("***Certificate of Designation***"), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

4.2.2 The number of authorized shares of Preferred Stock and any applicable series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

4.2.3 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

4.3. Rights of Class A Common Stock and Class B Common Stock.

4.3.1 Equal Status. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.

4.3.2 Voting Rights.

(a) Class B Common Stock shall be non-voting stock. Except as expressly provided for by this Certificate of Incorporation or as required by applicable law, each holder of Class B Common Stock shall (i) not be entitled to vote on matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the corporation, (ii) not be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation, and (iii) at all times entitled to vote by law, vote together with the holders of Class A Common Stock as a single class on all matters submitted to a vote or for the consent of the stockholders of the corporation.

(b) Each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall (i) at all times vote on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the corporation, (ii) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law, including by written consent.

4.3.3 Dividend and Distribution Rights. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock in accordance with Section 4.3.1; *provided, however*, that in the case of dividends or distributions payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or other securities directly or indirectly convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or other securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or other securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

4.3.4 Subdivisions Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; *provided, however,* that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

4.3.5 Liquidation, Dissolution or Winding Up. In the event of any liquidation of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably (based on the number of shares of Common Stock held by each such holder), share and share alike, in the remaining net assets of the corporation.

4.3.6 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; *provided, however,* that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holders of Class B Common Stock have no voting power, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

4.3.7 Change of Control Class A Vote. The corporation shall not consummate a Change in Control Transaction without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.

4.3.8 Protective Provision. The corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Section 4 of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.

4.4. Definitions. For purposes of this Certificate of Incorporation:

4.4.1 "Change in Control Transaction" means the occurrence of any of the following events:

(a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the corporation or any subsidiary of the corporation of all or substantially all the assets of the corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise,

and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the corporation if substantially all of the assets of the corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the corporation; or

(b) the merger or consolidation of the corporation with or into any other entity, other than a merger or consolidation that would result in the Class A Common Stock of the corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation."

SECOND: That thereafter, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the foregoing amendment to the Certificate of Incorporation was approved by the Corporation's stockholders.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Parker Clay Global, PBC has caused this Certificate of Amendment to be executed by the undersigned, its authorized officers, on this 11 day of August, 2022.

/s/ Ian Bentley
Ian Bentley, CEO, President and Secretary